FOR MORE INFORMATION Jonathan Freedman 212.778.8913
For Immediate Release
Jefferies Financial Group Inc. (NYSE: JEF)
September 28, 2022
Jefferies Announces Third Quarter 2022 Financial Results

Q3 Financial Highlights
•Net income attributable to common shareholders of $195 million, or $0.78 per diluted share; adjusted net income attributable to common shareholders1 of $275 million, or $1.10 per diluted share, after removing $80 million of expense related to a regulatory settlement in the quarter
•Annualized return on adjusted tangible equity of 10.0%2; adjusted annualized return on adjusted tangible equity of 14.0%3
•Total Investment Banking and Capital Markets and Asset Management net revenues of $1.12 billion
➢ Investment Banking net revenues of $682 million
➢ Combined Capital Markets net revenues of $452 million
➢ Asset Management net loss (before allocated net interest4) of $3 million
•Pre-tax gain on sale of Idaho Timber of $139 million
•Repurchased 4.3 million shares of common stock for $134.1 million, or an average price of $31.39 per share, including 0.6 million shares repurchased after quarter end through September 27, 2022; at August 31, 2022, we had 228.8 million shares outstanding and 256.2 million shares outstanding on a fully diluted basis5; our book value per share was $44.98 and tangible book value per fully diluted share6 was $33.81
•Since January 2018, Jefferies has repurchased 149.6 million shares of common stock7 for $3.5 billion, or an average price of $23.39 per share; Jefferies has returned to shareholders $4.8 billion since January 2018, or 48% of shareholders' equity and 63% of tangible shareholders' equity8 at the beginning of this effort
•Our Board of Directors has increased our share buyback authorization back to a total of $250 million

"Our third quarter results reflect the strength and momentum of our Firm, our team, our brand and our market position, despite the challenges of the current market environment. Investment Banking and Equities were very resilient, and we expect we have gained market share in those areas as we continue to support our clients through this volatile time. Moreover, we achieved solid Investment Banking and Capital Markets and Asset Management net revenues of over $1.12 billion despite unrealized markdowns in our mortgage inventory and leveraged finance commitments as the current environment has particularly impacted those asset classes. Our 14.0% adjusted annualized return on adjusted tangible equity3 is respectable and was achieved despite the significant dislocation in the new issue capital markets for much of this period.

"We are working very closely with our clients, so that we are able to support them further when economic and market conditions improve, and new issue activity opens up. Our backlog9 is consistent with last quarter's levels, but realization remains dependent on market conditions.

"2022 is feeling like a transitional year in our business, but one in which we are making good progress in enhancing our market share. We continue to invest toward further growth, most notably in Investment Banking, guard our balance sheet and capital against the risk of the increased volatility, and prioritize our clients and our Jefferies' team. We believe this will yield a solid result for 2022, and set the stage for continued growth and success in 2023 and beyond."

Richard Handler, CEO, and Brian Friedman, President

1 Jefferies Financial Group

Quarterly Cash Dividend

The Jefferies Board of Directors declared a quarterly cash dividend equal to $0.30 per Jefferies common share, payable on November 29, 2022 to record holders of Jefferies common shares on November 14, 2022. We continue to work diligently to effect the spin-off to shareholders of our holdings in Vitesse Energy by the end of our fiscal year, subject to necessary regulatory reviews and rulings.

Financial Summary

(Dollars in thousands, except per share amounts)	Three Months Ended August 31,			Nine Months Ended August 31,
	2022	2021 (10)	% Change	2022	2021 (10)	% Change
Net revenues:
Investment Banking and Capital Markets	$1,134,732	$1,672,943	(32)%	$3,714,928	$5,259,301	(29)%
Asset Management	(13,803)	13,327	(204)%	77,300	293,204	(74)%
Merchant Banking	397,847	248,690	60%	825,637	812,509	2%
Corporate	6,192	955	548%	8,756	2,269	286%
Consolidation Adjustments	(78)	3,069	(103)%	(734)	9,150	(108)%
Net revenues	$1,524,890	$1,938,984	(21)%	$4,625,887	$6,376,433	(27)%

Income before income taxes	$301,850	$553,616	(45)%	$860,723	$1,828,540	(53)%

Net income attributable to common shareholders	$195,459	$407,459	(52)%	$636,920	$1,342,490	(53)%

Diluted earnings per share	$0.78	$1.50	(48)%	$2.48	$4.93	(50)%

Weighted average diluted shares	251,239	271,405		258,083	271,746

Annualized return on adjusted tangible equity[2]	10.0%	21.4%		11.0%	26.1%
Adjusted annualized return on adjusted tangible equity[3]	14.0%	N/A		12.4%	N/A

Highlights

Three months ended August 31, 2022	Nine months ended August 31, 2022

•Net income attributable to common shareholders of $195 million, or $0.78 per diluted share; adjusted net income attributable to common shareholders[1] of $275 million, or $1.10 per diluted share, after removing $80 million of expense related to a regulatory settlement in the quarter.
•Repurchased 4.3 million shares of common stock for $134.1 million, or an average price of $31.39 per share, including 0.6 million shares repurchased after quarter end through September 27, 2022.
•We had 228.8 million shares outstanding and 256.2 million shares outstanding on a fully diluted basis[5] at August 31, 2022. Our book value per share was $44.98 and tangible book value per fully diluted share[6] was $33.81 at August 31, 2022.
•Our Board of Directors has increased our share buyback authorization back to a total of $250 million.
•Effective tax rate of 35.1%, reflecting non-deductible $80 million regulatory settlement in the current quarter; adjusted effective tax rate[11] of 27.7% without the cost of this settlement.

•Net income attributable to common shareholders of $637 million, or $2.48 per diluted share; adjusted net income attributable to common shareholders[1] of $717 million, or $2.79 per diluted share, after removing $80 million of expense related to a regulatory settlement in the third quarter.
•Repurchased 22.3 million shares of common stock for $756.3 million, or an average price of $33.88 per share, including 0.6 million shares repurchased after quarter end through September 27, 2022; repurchases include 18.9 million shares of common stock in the open market for $634.0 million under our Board of Directors authorizations and 3.4 million shares of common stock for $122.2 million in connection with net-share settlements under our equity compensation plan.

2 Jefferies Financial Group

Three months ended August 31, 2022	Nine months ended August 31, 2022
Investment Banking and Capital Markets	Investment Banking and Capital Markets
•Investment Banking net revenues were $682 million, as our mergers and acquisitions net revenues remained strong. Our debt and equity underwriting net revenues were lower than the same quarter last year, consistent with a reduction in industry-wide deal activity.
•Combined Capital Markets net revenues of $452 million were slightly higher as compared to the prior year quarter. Equities net revenues benefited from higher commissions and trading revenues, as our business continues to expand within the context of a more normalized trading environment. Fixed Income net revenues reflect mark to market losses on certain mortgage inventory positions and a slowdown in securitization activity as a result of continued uncertainty in respect of inflation and interest rates.

•Investment Banking net revenues of $2.37 billion were driven by record advisory net revenues, offset by lower net revenues in debt and equity underwriting.
•Combined Capital Markets net revenues of $1.35 billion were lower as compared to prior year period. Equities net revenues were impacted by market volatility and global instability, primarily in the first six months of the year. Fixed Income results were impacted by lower trading volumes, mark to market losses on certain mortgage inventory positions and a slowdown in securitization activity in the face of inflation concerns and interest rate uncertainty.

Asset Management	Asset Management
•Asset Management net revenues reflect an increase in underlying fee revenue, offset by modest investment losses reflective of the difficult trading environment as compared to the profit realized in the prior year quarter.
•Asset Management net revenues reflect higher asset management fees, offset by lower investment returns and lower revenues from strategic affiliates as compared to the prior year period.

Legacy Merchant Banking	Legacy Merchant Banking
•Merchant Banking results reflect the $139 million pre-tax gain on the sale of Idaho Timber and strong results at Vitesse, partially offset by a decline in the value of several of our investments in public companies. We continue to work toward the liquidation of our Merchant Banking portfolio.

•Merchant Banking results reflect strong results at Idaho Timber and Vitesse, as well as the gain on the sale of Idaho Timber, partially offset by a decline in the value of several of our investments in public companies.

* * * *

Amounts herein pertaining to August 31, 2022 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Quarterly Report on Form 10-Q with the Securities and Exchange Commission (“SEC”). More information on our results of operations for the three and nine months ended August 31, 2022 will be provided upon filing our Quarterly Report on Form 10-Q with the SEC, which we expect to file on or about October 7, 2022.

This press release contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current views and include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words “should,” “expect,” “intend,” “may,” “will,” "would," or similar expressions. Forward-looking statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements may also include statements pertaining to our strategies for future development of our businesses and products. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC. We undertake no obligation to update or revise any such forward-looking statement to reflect subsequent circumstances.

3 Jefferies Financial Group

Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

Notes

1.Adjusted net income attributable to common shareholders (a non-GAAP financial measure) excludes the $80 million expense ($80 million, net of tax) related to a regulatory settlement in the current quarter. Refer to schedule on page 12 for reconciliation to U.S. GAAP amounts.

2.Return on adjusted tangible equity (a non-GAAP financial measure) is defined as Jefferies' annualized adjusted net income (a non-GAAP financial measure) divided by our beginning of period adjusted tangible shareholders' equity (a non-GAAP financial measure). Refer to schedule on page 12 for reconciliation to U.S. GAAP amounts.

3.Adjusted return on adjusted tangible equity (a non-GAAP financial measure) is defined as Jefferies' annualized adjusted net income excluding the net income impact of the $80 million of expense ($80 million, net of tax) related to a regulatory settlement in the current quarter (a non-GAAP financial measure) divided by our beginning of period adjusted tangible shareholders' equity (a non-GAAP financial measure). Refer to schedule on page 13 for reconciliation to U.S. GAAP amounts.

4.Allocated net interest represents an allocation to Asset Management of certain of our long-term debt interest expense, net of interest income on our Cash and cash equivalents and other sources of liquidity. Allocated net interest has been disaggregated to increase transparency and to make clearer actual Investment return. Refer to Selected Financial and Statistical Information on pages 8 to 10.

5.Shares outstanding on a fully diluted basis (a non-GAAP financial measure) is defined as Jefferies common shares outstanding plus restricted stock units, stock options, conversion of redeemable convertible preferred shares and other shares. Refer to schedule on page 14 for reconciliation to U.S. GAAP amounts.

6.Tangible book value per fully diluted share (a non-GAAP financial measure) is defined as adjusted tangible book value (a non-GAAP financial measure) divided by shares outstanding on a fully diluted basis (a non-GAAP financial measure). Refer to schedule on page 14 for reconciliation to U.S. GAAP amounts.

7.The 149.6 million common shares repurchased since January 2018 includes 145.5 million shares of common stock repurchased in the open market for $3.4 billion under our Board of Director authorizations and 4.1 million shares of common stock for $136.6 million repurchased in connection with net-share settlements under our equity compensation plan.

8.Tangible shareholders' equity (a non-GAAP financial measure), is defined as Jefferies Financial Group shareholders' equity less Intangible assets, net and goodwill. Refer to schedule on page 13 for reconciliation to U.S. GAAP amounts.

9.Backlog represents an estimate of our net revenues from expected future transactions. As an indicator of net revenues in a given period, it is subject to limitations. The time frame for the realization of revenues from these expected transactions varies and is influenced by factors we do not control. Transactions not included in the estimate may occur, and expected transactions may also be modified or cancelled.

10.In the first quarter of 2022, we transferred certain Merchant Banking net assets to our Investment Banking and Capital Markets and Asset Management segments. Prior year amounts have been reclassified to conform to current segment disclosure.

11.Adjusted effective tax rate (a non-GAAP financial measure) excludes the $80 million expense related to a regulatory settlement in the current quarter. Refer to schedule on page 14 for reconciliation to U.S. GAAP amounts.

4 Jefferies Financial Group

Summary

(In thousands, except per share amounts) (Unaudited)
	Three Months Ended August 31,		Nine Months Ended August 31,
	2022	2021	2022	2021
Net revenues	$1,524,890	$1,938,984	$4,625,887	$6,376,433
Income before income taxes and loss related to associated companies	$306,677	$580,792	$917,235	$1,889,810
Loss related to associated companies	(4,827)	(27,176)	(56,512)	(61,270)
Income before income taxes	301,850	553,616	860,723	1,828,540
Income tax provision	105,909	145,700	219,949	484,756
Net income	195,941	407,916	640,774	1,343,784
Net loss attributable to the noncontrolling interests	1,243	1,324	1,116	2,736
Net loss attributable to the redeemable noncontrolling interests	345	68	1,241	1,071
Preferred stock dividends	(2,070)	(1,849)	(6,211)	(5,101)
Net income attributable to common shareholders	$195,459	$407,459	$636,920	$1,342,490

Basic earnings per common share attributable to Jefferies common shareholders:
Net income	$0.80	$1.54	$2.54	$5.05

Basic: weighted average shares	243,853	263,087	250,168	264,248

Diluted earnings per common share attributable to Jefferies common shareholders:
Net income	$0.78	$1.50	$2.48	$4.93

Diluted: weighted average shares	251,239	271,405	258,083	271,746

5 Jefferies Financial Group

A summary of results for the three months ended August 31, 2022 is as follows (in thousands):

	Investment Banking and Capital Markets	Asset Management	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$1,134,732	$(13,803)	$397,847	$6,192	$—	$(78)	$1,524,890
Expenses:
Cost of sales	—	—	123,436	—	—	—	123,436
Compensation and benefits	521,214	12,808	10,584	13,856	—	—	558,462
Non-compensation expenses:
Floor brokerage and clearing fees	79,727	4,959	—	—	—	—	84,686
Selling, general and other expenses	343,648	11,662	37,651	5,339	—	(78)	398,222
Interest expense	—	—	1,223	—	8,997	—	10,220
Depreciation and amortization	23,366	401	18,997	423	—	—	43,187
Total non-compensation expenses	446,741	17,022	57,871	5,762	8,997	(78)	536,315
Total expenses	967,955	29,830	191,891	19,618	8,997	(78)	1,218,213
Income (loss) before income taxes and loss related to associated companies	166,777	(43,633)	205,956	(13,426)	(8,997)	—	306,677
Loss related to associated companies	—	—	(4,827)	—	—	—	(4,827)
Income (loss) before income taxes	$166,777	$(43,633)	$201,129	$(13,426)	$(8,997)	$—	301,850
Income tax provision							105,909
Net income							$195,941

A summary of results for the three months ended August 31, 2021 is as follows (in thousands):

	Investment Banking and Capital Markets (1)	Asset Management (1)	Merchant Banking (1)	Corporate	Parent Company Interest	Consolidation Adjustments (1)	Total
Net revenues	$1,672,943	$13,327	$248,690	$955	$—	$3,069	$1,938,984
Expenses:
Cost of sales	—	—	151,510	—	—	—	151,510
Compensation and benefits	762,725	15,468	17,584	6,466	—	—	802,243
Non-compensation expenses:
Floor brokerage and clearing fees	64,441	4,541	—	—	—	—	68,982
Selling, general and other expenses	222,357	10,719	39,849	4,375	—	(38)	277,262
Interest expense	4,982	—	762	—	13,774	—	19,518
Depreciation and amortization	21,065	494	16,554	564	—	—	38,677
Total non-compensation expenses	312,845	15,754	57,165	4,939	13,774	(38)	404,439
Total expenses	1,075,570	31,222	226,259	11,405	13,774	(38)	1,358,192
Income (loss) before income taxes and loss related to associated companies	597,373	(17,895)	22,431	(10,450)	(13,774)	3,107	580,792
Loss related to associated companies	—	—	(27,176)	—	—	—	(27,176)
Income (loss) before income taxes	$597,373	$(17,895)	$(4,745)	$(10,450)	$(13,774)	$3,107	553,616
Income tax provision							145,700
Net income							$407,916

(1) In the first quarter of 2022, we transferred certain Merchant Banking net assets to our Investment Banking and Capital Markets and Asset Management segments. Prior year amounts have been reclassified to conform to current segment disclosure.

6 Jefferies Financial Group

A summary of results for the nine months ended August 31, 2022 is as follows (in thousands):

	Investment Banking and Capital Markets	Asset Management	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$3,714,928	$77,300	$825,637	$8,756	$—	$(734)	$4,625,887
Expenses:
Cost of sales	—	—	349,556	—	—	—	349,556
Compensation and benefits	1,768,350	43,560	89,226	25,487	—	—	1,926,623
Non-compensation expenses:
Floor brokerage and clearing fees	237,140	25,523	—	—	—	—	262,663
Selling, general and other expenses	864,026	33,638	97,155	17,319	—	(378)	1,011,760
Interest expense	—	—	2,846	—	25,773	—	28,619
Depreciation and amortization	69,687	1,230	57,248	1,266	—	—	129,431
Total non-compensation expenses	1,170,853	60,391	157,249	18,585	25,773	(378)	1,432,473
Total expenses	2,939,203	103,951	596,031	44,072	25,773	(378)	3,708,652
Income (loss) before income taxes and loss related to associated companies	775,725	(26,651)	229,606	(35,316)	(25,773)	(356)	917,235
Loss related to associated companies	—	—	(56,512)	—	—	—	(56,512)
Income (loss) before income taxes	$775,725	$(26,651)	$173,094	$(35,316)	$(25,773)	$(356)	860,723
Income tax provision							219,949
Net income							$640,774

A summary of results for the nine months ended August 31, 2021 is as follows (in thousands):

	Investment Banking and Capital Markets (1)	Asset Management (1)	Merchant Banking (1)	Corporate	Parent Company Interest	Consolidation Adjustments (1)	Total
Net revenues	$5,259,301	$293,204	$812,509	$2,269	$—	$9,150	$6,376,433
Expenses:
Cost of sales	—	—	390,916	—	—	—	390,916
Compensation and benefits	2,650,704	59,924	66,365	29,035	—	—	2,806,028
Non-compensation expenses:
Floor brokerage and clearing fees	197,226	24,982	—	—	—	—	222,208
Selling, general and other expenses	744,366	33,651	99,000	13,954	—	(212)	890,759
Interest expense	15,806	—	2,517	—	41,505	—	59,828
Depreciation and amortization	62,580	1,462	50,536	2,306	—	—	116,884
Total non-compensation expenses	1,019,978	60,095	152,053	16,260	41,505	(212)	1,289,679
Total expenses	3,670,682	120,019	609,334	45,295	41,505	(212)	4,486,623
Income (loss) before income taxes and loss related to associated companies	1,588,619	173,185	203,175	(43,026)	(41,505)	9,362	1,889,810
Loss related to associated companies	—	—	(61,270)	—	—	—	(61,270)
Income (loss) before income taxes	$1,588,619	$173,185	$141,905	$(43,026)	$(41,505)	$9,362	1,828,540
Income tax provision							484,756
Net income							$1,343,784

(1) In the first quarter of 2022, we transferred certain Merchant Banking net assets to our Investment Banking and Capital Markets and Asset Management segments. Prior year amounts have been reclassified to conform to current segment disclosure.

7 Jefferies Financial Group

Selected Financial and Statistical Information

(Amounts in Thousands, Except Other Data) (Unaudited)
	Quarter Ended
	August 31, 2022	May 31, 2022	August 31 2021 (1)
Investment Banking, Capital Markets and Asset Management Net Revenues:

Advisory	$486,762	$371,760	$583,887

Equity underwriting	150,972	122,435	367,460
Debt underwriting	76,943	107,020	229,273
Total underwriting	227,915	229,455	596,733

Other investment banking (2)	(32,877)	85,746	42,997

Total investment banking	681,800	686,961	1,223,617

Equities	277,448	254,807	236,532
Fixed income	174,618	161,478	205,795
Total capital markets	452,066	416,285	442,327

Other (2)	866	(4,868)	6,999

Total Investment Banking and Capital Markets Net Revenues (3)	1,134,732	1,098,378	1,672,943

Asset management fees and revenues (4)	17,069	14,116	18,869
Investment return (5)	(19,671)	30,637	5,613
Allocated net interest (5)	(11,201)	(13,606)	(11,155)
Total Asset Management Net Revenues	(13,803)	31,147	13,327

Total Investment Banking, Capital Markets and Asset Management Net Revenues	$1,120,929	$1,129,525	$1,686,270

Investment Banking, Capital Markets and Asset Management Non-compensation Expenses:

Floor brokerage and clearing fees	$84,686	$94,016	$68,982
Underwriting costs	11,672	13,191	21,474
Technology and communications	108,256	108,630	93,808
Occupancy and equipment rental	24,944	24,561	24,961
Business development	36,658	47,880	24,380
Professional services	55,231	52,192	49,543
Depreciation and amortization	23,767	23,233	21,559
Other	118,549	43,110	23,892

Total Investment Banking, Capital Markets and Asset Management Non-compensation Expenses	$463,763	$406,813	$328,599

Investment Banking, Capital Markets and Asset Management Compensation and Benefits Expenses:
Compensation and benefits	$534,022	$533,676	$778,193
Compensation and benefits expenses as a percentage of net revenues	47.6%	47.2%	46.1%

8 Jefferies Financial Group

(Amounts in Thousands, Except Other Data) (Unaudited)
	Nine Months Ended May 31,
	2022	2021 (1)
Investment Banking, Capital Markets and Asset Management Net Revenues:

Advisory	$1,402,291	$1,285,834

Equity underwriting	429,507	1,186,728
Debt underwriting	429,142	712,370
Total underwriting	858,649	1,899,098

Other investment banking (2)	111,003	208,480

Total investment banking	2,371,943	3,393,412

Equities	809,302	1,010,497
Fixed income	538,896	826,351
Total capital markets	1,348,198	1,836,848

Other (2)	(5,213)	29,041

Total Investment Banking and Capital Markets Net Revenues (3)	3,714,928	5,259,301

Asset management fees and revenues (4)	75,687	107,668
Investment return (5)	40,496	218,529
Allocated net interest (5)	(38,883)	(32,993)
Total Asset Management Net Revenues	77,300	293,204

Total Investment Banking, Capital Markets and Asset Management Net Revenues	$3,792,228	$5,552,505

Investment Banking, Capital Markets and Asset Management Non-compensation Expenses:

Floor brokerage and clearing fees	$262,663	$222,208
Underwriting costs	32,991	90,641
Technology and communications	321,441	281,032
Occupancy and equipment rental	74,755	77,515
Business development	108,914	69,410
Professional services	158,541	142,419
Depreciation and amortization	70,917	64,042
Other	201,022	132,806

Total Investment Banking, Capital Markets and Asset Management Non-compensation Expenses	$1,231,244	$1,080,073

Investment Banking, Capital Markets and Asset Management Compensation and Benefits Expenses:
Compensation and benefits	$1,811,910	$2,710,628
Compensation and benefits expenses as a percentage of net revenues	47.8%	48.8%

9 Jefferies Financial Group

(Amounts in Thousands, Except Other Data) (Unaudited)

	Quarter Ended
	August 31, 2022	May 31, 2022	August 31 2021 (1)
Other Data:
Number of trading days	64	64	65
Number of trading loss days (6)	9	10	20
Average VaR (in millions) (7)	$9.6	$11.84	$12.69

		Nine Months Ended August 31,
		2022	2021 (1)
Other Data:
Number of trading days		189	189
Number of trading loss days (6)		27	49
Average VaR (in millions) (7)		$11.18	$14.79

(1)In the first quarter of 2022, we transferred certain Merchant Banking net assets to our Investment Banking and Capital Markets and Asset Management segments. Previously reported results are presented on a comparable basis.
(2)In the first quarter of 2022, we also made a change to present our share of the net earnings of Berkadia Commercial Mortgage Holding LLC within Investment banking net revenues, which was previously presented within our Other business category. Previously reported results are presented on a comparable basis.
(3)Allocated net interest is not separately disaggregated for Investment Banking and Capital Markets. This presentation is aligned to our Investment Banking and Capital Markets internal performance measurement.
(4)Includes management and performance fees from funds and accounts managed by us as well as our share of fees received by affiliated asset management companies with which we have revenue and profit share arrangements, as well as earnings on our ownership interest in affiliated asset managers.
(5)Allocated net interest represents an allocation to Asset Management of certain of our long-term debt interest expense, net of interest income on our Cash and cash equivalents and other sources of liquidity. Allocated net interest has been disaggregated to increase transparency and to make clearer actual Investment return. We believe that aggregating Investment return and Allocated net interest would obscure the Investment return by including an amount that is unique to our credit spreads, debt maturity profile, capital structure, liquidity risks and allocation methods.
(6)Number of trading loss days is calculated based on trading activities in our Investment Banking and Capital Markets and Asset Management business segments.
(7)VaR estimates the potential loss in value of trading positions in our Investment Banking and Capital Markets and Asset Management business segments due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7A "Quantitative and Qualitative Disclosures About Market Risk" in our Annual Report on Form 10-K for the year ended November 30, 2021.

10 Jefferies Financial Group

Financial Data and Metrics

(Amounts in Millions, Except Other Data) (Unaudited)

	Quarter Ended
	August 31, 2022	May 31, 2022	August 31 2021 (1)
Financial position (1):
Total assets	$55,230	$57,214	$58,037
Total assets less goodwill and intangible assets for the period	$53,355	$55,329	$56,132
Cash and cash equivalents	$9,478	$8,523	$9,481
Financial instruments owned	$20,249	$20,248	$19,735
Level 3 financial instruments owned (2)	$764	$740	$671
Goodwill and intangible assets	$1,874	$1,885	$1,905
Total equity	$10,360	$10,368	$10,401
Total shareholders' equity	$10,293	$10,300	$10,382
Tangible equity (3)	$8,418	$8,415	$8,477

Other data and financial ratios:
Leverage ratio (1) (4)	5.3	5.5	5.6
Tangible gross leverage ratio (1) (5)	6.3	6.6	6.6

Number of employees, at period end	5,347	5,619	5,493

(1)Amounts pertaining to August 31, 2022 represent a preliminary estimate as of the date of this earnings release and may be revised in our Quarterly Report on Form 10-Q for the three and nine months ended August 31, 2022.
(2)Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.
(3)Tangible equity (a non-GAAP financial measure) represents total Jefferies shareholders' equity less goodwill and identifiable intangible assets. We believe that tangible equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible equity, making these ratios meaningful for investors.
(4)Leverage ratio equals total assets divided by total equity.
(5)Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets divided by tangible equity. The tangible gross leverage ratio is used by rating agencies in assessing our leverage ratio.

Components of Denominator for Earnings Per Share

The denominators used to calculate basic and diluted earnings per share are as follows (in thousands):

	Three Months Ended August 31, 2022	Nine Months Ended August 31, 2022

Weighted average common shares outstanding	230,988	236,546
Weighted average shares of restricted stock with future service	(710)	(1,075)
Weighted average restricted stock units outstanding with no future service	13,575	14,697
Denominator for basic earnings per share	243,853	250,168
Stock options and other share based awards	1,171	1,485
Senior executive compensation plan restricted stock unit awards	1,774	1,989
Mandatorily redeemable convertible preferred shares	4,441	4,441
Denominator for diluted earnings per share	251,239	258,083

11 Jefferies Financial Group

Non-GAAP Reconciliations
The following tables reconcile our non-GAAP measures to their respective U.S. GAAP measures. Management believes such non-GAAP measures are useful to investors as they allow them to view our results through the eyes of management, while facilitating a comparison across historical periods. These measures should not be considered a substitute for, or superior to, measures prepared in accordance with U.S. GAAP.

Net Income Attributable to Common Shareholders and Earnings Per Share GAAP Reconciliation
Reconciliation of Jefferies net income attributable to common shareholders to adjusted net income attributable to common shareholders and diluted earnings per share to adjusted diluted earnings per share (in thousands, except per share amounts):

	Three Months Ended August 31, 2022	Nine Months Ended August 31, 2022

Net income attributable to common shareholders (GAAP)	$195,459	$636,920
Net income impact for regulatory settlement	80,000	80,000
Adjusted net income attributable to common shareholders (non-GAAP)	$275,459	$716,920

Jefferies Financial Group diluted earnings per share (GAAP)	$0.78	$2.48
Diluted earnings per share impact for regulatory settlement	0.32	0.31
Adjusted Jefferies Financial Group diluted earnings per share (non-GAAP)	$1.10	$2.79

Return on Adjusted Tangible Equity Reconciliation
The table below reconciles our Net income attributable to common shareholders to adjusted net income and our Shareholders' equity to adjusted tangible shareholders' equity (in thousands):

	Three Months Ended August 31,		Nine Months Ended August 31,
	2022	2021	2022	2021

Net income attributable to common shareholders (GAAP)	$195,459	$407,459	$636,920	$1,342,490
Intangible amortization and impairment expense, net of tax	1,638	2,618	6,350	7,869
Adjusted net income (non-GAAP)	$197,097	$410,077	$643,270	$1,350,359
Annualized adjusted net income (non-GAAP)	$788,388	$1,640,308	$857,693	$1,800,479

	May 31,		November 30,
	2022	2021	2021	2020

Shareholders' equity (GAAP)	$10,300,177	$10,072,634	$10,553,755	$9,403,893
Less: Intangible assets, net and goodwill	(1,885,043)	(1,912,480)	(1,897,500)	(1,913,467)
Less: Deferred tax asset	(401,268)	(452,467)	(327,547)	(393,687)
Less: Weighted average quarter-to-date or year-to-date impact of cash dividends and share repurchases	(93,106)	(56,862)	(539,674)	(189,771)
Adjusted tangible shareholders' equity (non-GAAP)	$7,920,760	$7,650,825	$7,789,034	$6,906,968

Return on adjusted tangible equity	10.0%	21.4%	11.0%	26.1%

12 Jefferies Financial Group

Adjusted Return on Adjusted Tangible Equity Reconciliation

The table below reconciles our Net income attributable to common shareholders to adjusted net income excluding regulatory settlement expense and our Shareholders' equity to adjusted tangible shareholders' equity (in thousands):

	Three Months Ended August 31, 2022	Nine Months Ended August 31, 2022

Net income attributable to common shareholders (GAAP)	$195,459	$636,920
Intangible amortization and impairment expense, net of tax	1,638	6,350
Net income impact for regulatory settlement	80,000	80,000
Adjusted net income excluding regulatory settlement (non-GAAP)	$277,097	$723,270
Annualized adjusted net income excluding regulatory settlement (non-GAAP)	$1,108,388	$964,360

	May 31, 2022	November 30, 2021

Shareholders' equity (GAAP)	$10,300,177	$10,553,755
Less: Intangible assets, net and goodwill	(1,885,043)	(1,897,500)
Less: Deferred tax asset	(401,268)	(327,547)
Less: Weighted average quarter-to-date or year-to-date impact of cash dividends and share repurchases	(93,106)	(539,674)
Adjusted tangible shareholders' equity (non-GAAP)	$7,920,760	$7,789,034

Adjusted return on adjusted tangible equity	14.0%	12.4%

Jefferies Shareholders' Equity GAAP Reconciliation

At the beginning of the press release, we disclose how much we have returned to shareholders through buybacks and dividends since the beginning of 2018 and what percentage that is of shareholders' equity and tangible shareholders' equity at the beginning of 2018. The table below reconciles our shareholders' equity to tangible shareholders' equity at the beginning of 2018 (in thousands):

December 31, 2017

Shareholders' equity (GAAP)	$10,105,957
Intangible assets, net and goodwill	(2,463,180)
Tangible shareholders' equity (non-GAAP)	$7,642,777

13 Jefferies Financial Group

Jefferies Book Value and Shares Outstanding GAAP Reconciliation

The table below reconciles our book value (shareholders' equity) to adjusted tangible book value and our common shares outstanding to fully diluted shares outstanding (in thousands, except per share amounts):

August 31, 2022

Book value (GAAP)	$10,292,531
Redeemable convertible preferred shares convertible to common shares (1)	125,000
Stock options (2)	119,384
Intangible assets, net and goodwill	(1,874,435)
Adjusted tangible book value (non-GAAP)	$8,662,480

Common shares outstanding (GAAP)	228,807
Restricted stock units ("RSUs")	16,792
Redeemable convertible preferred shares converted to common shares (1)	4,441
Stock options (2)	5,027
Other	1,155
Fully diluted shares outstanding (non-GAAP) (3)	256,222

Book value per share outstanding	$44.98
Tangible book value per fully diluted share outstanding	$33.81

(1)	Redeemable convertible preferred shares added to book value and fully diluted shares assume that the redeemable convertible preferred shares are converted to common shares.
(2)	Stock options added to book value are equal to the total number of stock options outstanding as of August 31, 2022 of 5,026,532 multiplied by the weighted average exercise price of $23.75 on August 31, 2022. Stock options added to fully diluted shares are equal to the total stock options outstanding on August 31, 2022.
(3)
Fully diluted shares outstanding include vested and unvested RSUs as well as the target number of RSUs issuable under the senior executive compensation plans. Fully diluted shares outstanding also include all stock options and the additional common shares if our redeemable convertible preferred shares were converted to common shares.

Effective Tax Rate GAAP Reconciliation

The table below reconciles our effective tax rate to adjusted effective tax rate:

Three Months Ended August 31, 2022

Effective tax rate (GAAP)	35.1%
Effective tax rate impact for regulatory settlement	(7.4)%
Adjusted effective tax rate (non-GAAP)	27.7%

14 Jefferies Financial Group